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                                                                   Exhibit 10.23


                       NON-QUALIFIED STOCK OPTION PLAN OF

                               BIKERS DREAM, INC.
                            a California Corporation



                                PURPOSE OF PLAN

         1. The purpose of this Plan is to strengthen BIKERS DREAM, INC., (hereafter "Corporation") by providing stock options as a means to attract, retain, and compensate Directors of the Corporation.

                             ADMINISTRATION OF PLAN

         2. This Plan shall be administered by the Board of Directors. The Board of Directors shall have the power to make all determinations necessary for the administration of the Plan, subject to the restrictions on such powers set forth in Corporations Code Section 311.

                                GRANT OF OPTIONS

         3. BIKERS DREAM, INC. is hereby authorized to grant stock options to all management and key personnel of the Corporation. Any option granted under this Plan shall be granted within 10 years from the date this Plan is adopted, or the date this Plan is approved by the shareholders pursuant to paragraph 13, whichever is earlier.

                             STOCK SUBJECT TO PLAN

         4. The aggregate number of shares that may be issued pursuant to options granted under this Plan shall be one million (1,000,000) shares of the Corporation's voting common stock.

                          AGGREGATE FAIR MARKET VALUE

         5. The aggregate fair market value of the stock, as determined in good faith by the Board of Directors at the time the option is granted, with respect to which stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

                               EXERCISE OF OPTION

         6. Any option granted pursuant to this Plan shall contain provisions, established by the Board of Directors, setting forth the manner of exercising the option. However, no option granted under this Plan shall be exercisable by its terms after the expiration of 10 years from the grant of the option.
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                 The optionee shall be permitted to experience on a cashless basis, that is exercise options while simultaneously selling the underlying shares, provided the underlying shares are registered or subject to an exemption.

                                  OPTION PRICE

         7. The price for a share of stock subject to an option granted pursuant to this Plan shall be the bid price of the stock at the closing of trading on the date the option is granted.

                            OPTIONS NONTRANSFERABLE

         8. The terms of any option granted under this Plan shall make the option nontransferable by the options except by will, revocable living trust, or the laws of descent and distribution, and exercisable only by the optionee during his or her lifetime.

                             TERMINATION OF SERVICE

         9. An optionee's option shall not expire by virtue of termination of service as a member of the Board of Directors. In the event that an optionee's service on the Board of Directors is terminated for any reason, all options granted pursuant to this Plan shall immediately vest, regardless of the length of service. If an optionee should die while serving on the Board of Directors of the Corporation, or its parent, subsidiary, or successor, the person to whom the optionee's rights pass by will or the laws of descent and distribution may exercise the option for any of the shares not previously exercised during Employee's lifetime, within three years after the optionee's death.

                            STOCK SUBJECT TO OPTION

         10. The Corporation shall at all times during the term of this Plan reserve the number of shares of one million (1,000,000) required to meet the requirements of this Plan, and shall pay all fees and expenses necessarily incurred by the Corporation in connection with the exercise of options under this Plan.

                 In the event of a stock split, reverse stock split, stock dividend, combination, or reclassification of the Corporation's stock, an appropriate and proportionate adjustment shall be made in the number of shares to which stock options may be granted. A corresponding change shall be made to the number and kind of shares, and the exercise price per share, of unexercised options.

              MERGER, CONSOLIDATION, OR DISSOLUTION OF CORPORATION

         11. Following the merger of one or more corporations into the Corporation, or any consolidations of the Corporation and one or more corporations in which the Corporation is the surviving corporation, the exercise of options under this Plan shall apply to the shares of the surviving corporation.





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                 Notwithstanding any other provision of this Plan, all options under this Plan shall terminate on the dissolution or liquidation of the Corporation.

                               OTHER OPTION TERMS

         12. Any option granted pursuant to this Plan shall contain any other terms that the Board of Directors or the Corporation's legal counsel Committee deems necessary.

                             EFFECTIVE DATE OF PLAN

         13. This Plan shall be effective on approval by the outstanding shares of the Corporation.

                       AMENDMENT AND TERMINATION OF PLAN

         14. The Board of Directors may at any time amend or terminate this Plan. No option may be granted after termination. The amendment or termination of the Plan shall not, however, alter any optionee's rights or obligations under an option previously granted, unless the optionee consents to that alteration.



                             Adopted by the Board of Directors on April 4, 1995.





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